EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 15, 2011, to that certain Credit Agreement, dated as of December 1, 2009, as amended by that certain AMENDMENT NO. 1 AND WAIVER dated as of November 1, 2010 (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among Salem Communications Corporation, a Delaware corporation (the “Borrower”), Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

RECITALS:

WHEREAS, pursuant to (i) an Assignment and Assumption Agreement dated as of November 15, 2011 by and between Bank of America, N.A. (“BofA”), as assignor and Wells Fargo, as assignee (“BofA Assignment Agreement”); (ii) an Assignment and Assumption Agreement dated as of November 15, 2011 by and between Barclays Bank PLC, as assignor and Wells Fargo, as assignee (“Barclays Assignment Agreement”); and (iii) an Assignment and Assumption Agreement dated as of November 15, 2011 by and between ING Capital LLC, as assignor and Wells Fargo, as assignee (“ING Assignment Agreement” and, collectively with the BofA Assignment Agreement and the Barclays Assignment Agreement, the “Assignment Agreements”), Wells Fargo has acquired all of the respective rights and obligations of the Lenders under the Credit Agreement and all of the other Loan Documents delivered pursuant thereto, including, without limitation, all of the Lenders’ respective rights and interests in and to all Revolving Credit Loans, Swing Line Loans and L/C Obligations to Wells Fargo (collectively, the “Loan Purchase Transaction”);

WHEREAS, pursuant to that certain Agreement Regarding Agency Resignation, Appointment and Acceptance dated as of November 15, 2011 by and among Borrower and the other Loan Parties, BofA, as resigning Administrative Agent, Wells Fargo, as successor Administrative Agent, and the Lenders (“Credit Agreement Agency Transition Agreement”) (1) BofA resigned as Administrative Agent, Swingline Lender and L/C Issuer under the Credit Agreement and the other Loan Documents and as First Lien Agent and Control Agent under the Intercreditor Agreement and (2) the Required Lenders appointed Wells Fargo as Administrative Agent, Swingline Lender and L/C Issuer under the Credit Agreement and the other Loan Documents and as First Lien Agent and Control Agent under the Intercreditor Agreement, all as more particularly provided in the Credit Agreement Agency Transition Agreement; and

WHEREAS, Borrower has requested that Administrative Agent and the Lenders amend and modify certain terms and provisions of the Credit Agreement and the other Loan Documents, and Administrative Agent and the Lenders have agreed to do so upon the terms, provisions and conditions of this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.

AMENDMENTS.

Subject to the satisfaction of the conditions set forth in Section 3 hereof:

(i)

The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated to read as follows:

“Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Applicable Fee Rate” means the corresponding percentages per annum as set forth in the definition of “Applicable Rate”.

“Applicable Rate” means, in respect of the Facility, the corresponding percentages per annum as set forth below based on the Consolidated Leverage Ratio for Base Rate Loans and the corresponding percentages per annum as set forth below based on the Consolidated Leverage Ratio for Eurodollar Rate Loans and Commitment Fees.

Pricing Level	Consolidated Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans	Applicable Fee Rate
1	Less than 3.25 to 1.00	0.75%	2.25%	0.40%
2	Greater than or equal to 3.25 to 1.00 but less than 4.50 to 1.00	0.75%	2.50%	0.50%
3	Greater than or equal to 4.50 to 1.00 but less than 6.00 to 1.00	1.25%	3.00%	0.60%
4	Greater than or equal to 6.00 to 1.00	2.25%	3.50%	0.75%

The Applicable Rate shall be determined and adjusted quarterly on the date (each a “Calculation Date”) that is ten (10) Business Days after the day by which the Borrower is required to provide a Compliance Certificate to the Administrative Agent pursuant to Section 6.02(b) for the most recently ended fiscal quarter of the Borrower; provided that if the Borrower fails to provide the Compliance Certificate to the Administrative Agent as required by Section 6.02(b) for the most recently ended fiscal quarter of the Borrower preceding any Calculation Date, the Applicable Rate shall be based on Pricing Level 4 until the tenth (10th) Business Day after the day on which the Borrower provides such Compliance Certificate to Administrative Agent (“Interim Calculation Date”), at which time the Applicable Rate shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Interim Calculation Date determined in accordance with the foregoing Compliance Certificate.  The Applicable Rate shall be effective from one Calculation Date until the next Calculation Date; provided however, that if Borrower provides a Compliance Certificate to Administrative Agent after any Calculation Date and prior to the next date for which a Compliance Certificate is due, then the Applicable Rate determined as of any Interim Calculation Date shall be effective only until the next Calculation Date.  Any adjustment in the Applicable Rate shall be applicable to all Loans then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.02(b) is inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Commitments are in effect, or (iii) any Loan is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Rate for such Applicable Period shall be determined as if the Consolidated Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.12 hereof.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Section 8.02 hereof nor any of their other rights under this Agreement.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

The Applicable Rates set forth above shall be increased as, and to the extent, required by Section 2.08(b).

“Available Amount” means, on any date, the greater of:

(a) the sum of (i) the result of (1) Levered Free Cash Flow times (2) 0.90 minus (ii) current portion of long-term debt payable in next 12 months plus (iii) increases in Subordinated Debt effective as of any such date or to become effective prior to the payment of any amount pursuant to Section 7.06(h) or Section 7.14(b) minus (iv) decreases in Subordinated Debt effective as of any such date or to become effective prior to the payment of any amount pursuant to Section 7.06(h) or Section 7.14(b); and

(b) the sum of (i) Cash and Cash Equivalents plus (ii) the aggregate amount available to be borrowed as a Revolving Credit Borrowing on such date plus (iii) increases in Subordinated Debt to become effective after any such date, but prior to the payment of any amount pursuant to Section 7.06(h) or Section 7.14(b) minus (iv) decreases in Subordinated Debt to become effective after any such date, but prior to the payment of any amount pursuant to Section 7.06(h) or Section 7.14(b).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo Bank, National Association, as its “prime rate” and (c) the one month Eurodollar Rate plus 100 basis points.  The term “prime rate” shall mean at any time the rate of interest most recently announced within Wells Fargo at its principal office as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as Wells Fargo may designate.  Each change in the rate of interest shall become effective on the date each “prime rate” change is announced within Wells Fargo.

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing or, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A; provided, however, that any of the foregoing notices may also be provided pursuant to the terms and provisions of CEO.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (rounded upward, if necessary, to a whole multiple of 1/100 of 1%).  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by major banks in the London interbank Eurodollar market to Administrative Agent at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (rounded upward, if necessary, to a whole multiple of 1/100 of 1%).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement, dated November 15, 2011, among Borrower and the Administrative Agent.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice and such other period as permitted from time to time by CEO; provided that:

(a)

any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)

no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“L/C Issuer” means Wells Fargo Bank, National Association in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“Levered Free Cash Flow” means, on any date, (a) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recent four fiscal quarters for which financial statements have been delivered pursuant to Section 6.01 minus (b) the greater of (i) Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis for the most recent four fiscal quarters for which financial statements have been delivered pursuant to Section 6.01 and (ii) $7,000,000 minus (c) cash paid for Federal, state, local and foreign income taxes payable less any refunds received from Federal, state, local or foreign income taxes of the Borrower and its Subsidiaries on a consolidated basis for the most recent four fiscal quarters for which financial statements have been delivered pursuant to Section 6.01 minus (d) anticipated cash Consolidated Interest Charges of the Borrower and its Subsidiaries for the next four fiscal quarters after giving pro forma effect to any prepayment of Senior Notes or Additional Notes pursuant to Section 7.14(b) minus (e) any Restricted Payments (1) paid during the most recent four fiscal quarters for which financial statements have been delivered pursuant to Section 6.01 and (2) declared pursuant to Section 7.06(h) but not yet paid minus (f) the amount of any prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.14(b) (1) paid during the most recent four fiscal quarters for which financial statements have been delivered pursuant to Section 6.01 and (2) for which notice has been given but such prepayment, redemption, purchase, defeasance or other satisfaction has not been consummated.  Notwithstanding the foregoing, the non-recurring payment of approximately $4,840,000 paid in the Fourth Fiscal Quarter of Borrower’s 2010 Fiscal Year shall be excluded for purposes of calculating (e)(1) above.

“Maturity Date” means, with respect to the Facility, December 1, 2014; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Swing Line Lender” means Wells Fargo Bank, National Association in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

(ii)

The following definitions are hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order:

“ CEO ” means the Administrative Agent’s Commercial Electronic Office® business portal.

“ CEO Cash Management Agreements ” means those agreements, documents and instruments requested by the Administrative Agent to establish, maintain and otherwise implement and facilitate the operation of CEO and other cash management services for Borrower, all duly executed by Borrower in the form requested by the Administrative Agent.

“Subordinated Debt” means any unsecured Indebtedness of the Borrower owing to any officer or director of Borrower or any other Person acceptable to Administrative Agent, in the exercise of its sole discretion, which unsecured Indebtedness (a) is subordinated to the Borrower’s obligations under the Loan Documents in a manner acceptable to the Administrative Agent and (b) otherwise contains terms and provisions acceptable to the Administrative Agent, including, without limitation, a maximum interest rate for such unsecured Indebtedness not to exceed at any time a rate per annum determined to be equal to (i) the Eurodollar Rate plus (ii) the Applicable Rate plus (iii) two percent (2.0%).

“Wells Fargo” means Wells Fargo Bank, National Association.

(iii)

The definition of “Bank of America” contained in Section 1.01 of the Credit Agreement is hereby deleted.  Any and all references in the Credit Agreement to the term “Bank of America” are hereby deleted and replaced with “Wells Fargo”.  Further, any and all references to “Bank of America” as “Administrative Agent”, “Collateral Agent”, “Control Agent”, “L/C Issuer” or “Swing Line Lender” in all other Loan Documents shall now be deemed to refer to “Wells Fargo Bank, National Association”.

(iv)

Section 2.02(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f)

Anything in this Section 2.02 to the contrary notwithstanding, Borrower may request, convert or continue Revolving Credit Borrowings or Revolving Credit Loans pursuant to the terms and provisions of the CEO Cash Management Agreements and the CEO system.”

(v)

Section 2.04(b) of the Credit Agreement is hereby amended to add the following immediately following the last sentence thereof:

“Notwithstanding the foregoing, Borrower may request, convert or continue Swing Line Loans pursuant to the terms and provisions of the CEO Cash Management Agreements and the CEO system.”

(vi)

Section 7.02(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g)

Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000.”

(vii)

Section 7.02(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)

unsecured Indebtedness of the Borrower or any Guarantor, including, without limitation, Subordinated Debt, in an aggregate principal amount not to exceed $30,000,000 (less the aggregate amount of Indebtedness incurred pursuant to clause (b)(y) above) at any time outstanding; provided, that after giving effect to the incurrence of such unsecured Indebtedness other than Subordinated Debt, the Consolidated Leverage Ratio of the Borrower shall be no more than 5.00 to 1.00 on a Pro Forma Basis.”

(viii)

Section 7.06(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(h)

so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) the Borrower and its Subsidiaries are in compliance with Section 7.11 on a Pro Forma Basis and (C) the Available Amount as of the date of declaration of any such Restricted Payment (before giving effect to such Restricted Payment) would be positive (as set forth in a certificate of Responsible Officer delivered to the Administrative Agent), the Borrower may declare and make pro rata dividends or redemptions on its common Equity Interests in an aggregate amount of payments that does not exceed the lesser of (1) the Available Amount as of the date of declaration (before giving effect to such Restricted Payment) and (2) $5,000,000 in any fiscal year of Borrower.”

(ix)

Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)

Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio, determined on a rolling 4-quarter basis, as of the end of any fiscal quarter of the Borrower to be less than 1.50 to 1.00.

(b)

Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, determined on a rolling 4-quarter basis, as of the end of any fiscal quarter to be greater than the following ratios as of the dates set forth below:

Fiscal Quarter	Consolidated Leverage Ratio
December 31, 2011	6.50 to 1.00
March 31, 2012	6.25 to 1.00
June 30, 2012	6.25 to 1.00
September 30, 2012	6.25 to 1.00
December 31, 2012	6.25 to 1.00
March 31, 2013	6.00 to 1.00
June 30, 2013	6.00 to 1.00
September 30, 2013	6.00 to 1.00
December 31, 2013	6.00 to 1.00
March 31, 2014	5.50 to 1.00
June 30, 2014	5.50 to 1.00
September 30, 2014	5.50 to 1.00
December 31, 2014	5.50 to 1.00

(c)

Secured Leverage Ratio.  Permit the Secured Leverage Ratio, determined on a rolling 4-quarter basis, as of the end of any fiscal quarter of the Borrower to be greater than 1.25 to 1.00.”

(x)

Section 7.14 of the Credit Agreement is hereby amended by restating in its entirety as follows:

“7.14.  Prepayments, Etc. of Indebtedness.  Prepay, redeem, purchase, defease, or otherwise satisfy prior to the scheduled maturity date thereof in any manner, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) prepayments, redemptions, purchases, defeasances or other satisfactions prior to the scheduled maturity of Senior Notes or Additional Notes (under and as defined in Section 7.02(b)); provided, that (A) the Borrower and its Subsidiaries shall be in compliance with Section 7.11 on a Pro Forma Basis, (B) no Default or Event of Default has occurred and is continuing or would result from any such prepayment, redemption, purchase, defeasance or other satisfaction and (C) such prepayment, redemption, purchase, defeasance or other satisfaction shall not exceed the Available Amount as of the date of notice of any such prepayment, redemption, purchase, defeasance or other satisfaction (before giving effect to such prepayment, redemption, purchase, defeasance or other satisfaction and as set forth in a certificate of a Responsible Officer delivered to the Administrative Agent), (c) prepayments, redemptions, purchases, defeasances or other satisfactions prior to the scheduled maturity of other Indebtedness permitted by Section 7.02(g) or Section 7.02(h) not to exceed an aggregate principal amount of $1,000,000; provided, that (A) the Borrower and its Subsidiaries shall be in compliance with Section 7.11 on a Pro Forma Basis and (B) no Default or Event of Default has occurred and is continuing or would result from any such prepayment, redemption, purchase, defeasance or other satisfaction and (d) prepayments, redemptions, purchases, defeasances or other satisfactions prior to the scheduled maturity of Subordinated Debt; provided, that (A) the Borrower and its Subsidiaries shall be in compliance with Section 7.11 on a Pro Forma Basis and (B) no Default or Event of Default has occurred and is continuing or would result from any such prepayment, redemption, purchase, defeasance or other satisfaction.”

(xi)

Exhibit D (Compliance Certificate) of the Credit Agreement is hereby amended by restating with Exhibit A attached hereto.

(xii)

Schedule 10.02 (Administrative Agent’s Office, Certain Addresses for Notices) of the Credit Agreement is hereby amended by restating with Exhibit B attached hereto.

SECTION 2.

CONDITIONS TO EFFECTIVENESS.

This Amendment shall become effective when, and only when, the Administrative Agent shall have received fully executed originals, each in form and substance satisfactory to the Administrative Agent, of each of the following: (i) this Amendment and the reaffirmation by all of the Guarantors; (ii) the Fee Letter; (iii) the Credit Agreement Agency Transition Agreement; (iv) each of the Assignment Agreements; (v) the Revolving Credit Loan Note in favor of Wells Fargo; (vi) the Swing Line Loan Note in favor of Wells Fargo; (vii) assignments of each Mortgage from BofA, as prior Administrative Agent for the benefit of the Lenders, to Wells Fargo, as successor Administrative Agent for the benefit of the Lenders; (viii) second amendments to each Mortgage; (ix) secretary certificates of each Loan Party with attachments thereto; (x) a waiver and notice letter with respect to the Intercreditor Agreement; (xi) assignments of all control agreements from BofA, as prior Administrative Agent for the benefit of the Lenders, to Wells Fargo, as successor Administrative Agent for the benefit of the Lenders; (xii) amendments to all Intellectual Property Security Agreements; (xiii) opinions of counsel to Borrower and the Guarantors; (xiv) equity powers executed in blank together with Pledged Securities; (xv) receipt of cancelled existing Notes; (xvi) amendments to the existing financing statements; (xvii) title endorsements to existing title policies for each Mortgaged Property; (xviii) revised insurance certificates with respect to loss payee and additional insured; and (xix) an Omnibus Reaffirmation of Loan Documents by the Borrower and each Guarantor dated as of the date hereof in each case, in form and substance satisfactory to the Administrative Agent, together with all such other agreements, opinions and documents as Administrative Agent may request.  In addition, Administrative Agent shall have received payment of all fees and other amounts required pursuant to the Fee Letter and Section 5 hereof.  The effectiveness of this Amendment (other than Sections 4, 5, 6 and 7 hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section 3 hereof.

SECTION 3.

REPRESENTATIONS AND WARRANTIES; COVENANTS.

In order to induce the Lenders to consent to this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that after giving effect to this Amendment, (x) no Default has occurred and is continuing; and (y) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

SECTION 4.

REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE NOTES.

On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment.  The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION 5.

COSTS, EXPENSES AND TAXES.

The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of the Assignment Agreements, the Credit Agreement Agency Transition Agreement, this Amendment and the other instruments and documents to be delivered hereunder and in connection with the Loan Purchase Transaction (including, without limitation, the reasonable fees and expenses of Chapman and Cutler LLP) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 6.

EXECUTION IN COUNTERPARTS.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.

GOVERNING LAW.

This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SALEM COMMUNICATIONS CORPORATION

By: /s/CHRISTOPHER J. HENDERSON

Name: Christopher J. Henderson

Title:   Vice President and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer, Swing Line Lender and a Lender

By: /s/PATRICK BISHOP

Name: Patrick Bishop

Title:  Vice President

Each of the undersigned hereby (i) acknowledges it has received, read and is familiar with, and consents to the terms and conditions of the Second Amendment to the Credit Agreement, (ii) reaffirms its obligations under each of the Loan Documents to which it is a party (the “Reaffirmed Documents”), in each case as amended, supplemented or otherwise modified prior to or as of the date hereof, and (c) agrees that each Reaffirmed Document to which it is a party shall remain in full force and effect following the execution and delivery of the Second Amendment to the Credit Agreement.

GUARANTORS:

SALEM COMMUNICATIONS HOLDING CORPORATION By: /s/CHRISTOPHER J. HENDERSON Name: Christopher J. Henderson Title: Vice President and Secretary

INSPIRATION MEDIA OF TEXAS, LLC

ONEPLACE, LLC

SALEM MEDIA GROUP, LLC

SALEM MEDIA OF ILLINOIS, LLC

SALEM MEDIA OF NEW YORK, LLC

SALEM RADIO OPERATIONS, LLC

SALEM SATELLITE MEDIA, LLC

SCA-PALO ALTO, LLC

By:  SCA LICENSE CORPORATION, as Managing

Member

By: /s/CHRISTOPHER J. HENDERSON

Name: Christopher J. Henderson

Title:   Vice President and Secretary

[Signatures Continued on Next Page]

BISON MEDIA, INC.

CARON BROADCASTING, INC.

CCM COMMUNICATIONS, INC.

COMMON GROUND BROADCASTING, INC.

INSPIRATION MEDIA, INC.

NEW INSPIRATION BROADCASTING COMPANY, INC.

NI ACQUISITION CORP.

PENNSYLVANIA MEDIA ASSOCIATES, INC.

REACH SATELLITE NETWORK, INC.

SALEM CONSUMER PRODUCTS, INC.

AIR HOT, INC.

SALEM MEDIA OF COLORADO, INC.

SALEM MEDIA OF HAWAII, INC.

SALEM MEDIA OF KENTUCKY, INC.

SALEM MEDIA OF OHIO, INC.

SALEM MEDIA OF OREGON, INC.

SALEM MEDIA OF TEXAS, INC.

SALEM MEDIA OF VIRGINIA, INC.

SALEM MEDIA REPRESENTATIVES, INC.

SALEM RADIO NETWORK INCORPORATED

SALEM RADIO PROPERTIES, INC.

SCA LICENSE CORPORATION

SCHC LUBBOCK APPLICATION, INC.

SOUTH TEXAS BROADCASTING, INC.

SRN NEWS NETWORK, INC.

By: /s/CHRISTOPHER J. HENDERSON

Name: Christopher J. Henderson

Title:   Vice President and Secretary

EXHIBIT A

See attached.

Exhibit A-1

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:  ________, ____

To:

Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 1, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Salem Communications Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association (as successor-in-interest to Bank of America, N.A.), as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial
statements]

1.

The Borrower has delivered (i) the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and (ii) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year.  Such consolidated statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.

The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such consolidated financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidated financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

2.

The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.

A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

Form of Compliance Certificate [to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.

The representations and warranties of the Borrower contained in Article V of the Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.

The financial covenant analyses and information set forth on Schedules 1 and  2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________, __________.

SALEM COMMUNICATIONS CORPORATION

By:

Name:

Title:

Exhibit A-2

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11 (a) – Consolidated Interest Coverage Ratio.

	A.	Consolidated Net Income for Measurement Period ending on above date (“Subject Period”):		$______

	1.	The net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for the Subject Period

2.

Extraordinary or non-recurring gains and extraordinary or non-recurring losses for Subject Period; provided that non-recurring items may not be excluded to the extent such exclusion results in more than a $2.0 million increase in Consolidated Net Income in any Measurement Period:

$______

3.

The net income of any Subsidiary during such Subject Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Subject Period, except that the Borrower’s equity in any net loss of any such Subsidiary for such Subject Period shall be included in determining Consolidated Net Income

$______

4.

Any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such Subject Period by Borrower or any of its Subsidiaries upon any Disposition (other than any dispositions in the ordinary course of business) by Borrower or any of its Subsidiaries

$______

5.

Any income (or loss) for such Subject Period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Subject Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Subject Period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in Line I.A.3 above)

$______

	B.	Consolidated Net Income (Lines I.A.1 - 2 -3 -4 -5):		$______

	C.	Consolidated EBITDA for Subject Period:	$______

		1.	Consolidated Net Income for Subject Period as set forth on Line I.B:	$______

		2.	Consolidated Interest Charges for Subject Period:	$______

		3.	Provision for income taxes for Subject Period:	$______

		4.	Depreciation expenses for Subject Period:	$______

		5.	Amortization expenses for Subject Period:	$______

		6.	Stock-based compensation expenses which do not represent a cash item in such period or any future period:	$______

		7.	Fees and expenses associated with the Transactions:	$______

8.

Fees and expenses incurred in connection with any merger, acquisition or joint venture or Disposition, in each case permitted by the terms of this Agreement (not to exceed an aggregate for all such events of $1.0 million in any Measurement Period):

$______

		9.	Non-recurring non-cash reductions of Consolidated Net Income for Subject Period:	$______

		10.	Income Tax credits for Subject Period:	$______

		11.	Non-cash increases to Consolidated Net Income for Subject Period:	$______

		12.	Consolidated EBITDA (Lines I.C.1 + 2 + 3 + 4 + 5 + 6 +7+8+9– 10-11):	$______

	D.	Consolidated Interest Charges for Subject Period:		$______

	E.	Consolidated Interest Coverage Ratio (Line I.C.12 ÷ Line I.D):		____ to 1

		Minimum required:		1.50 to 1.0
II.	Section 7.11 (b) – Consolidated Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date		$______

	B.	Consolidated EBITDA for Subject Period (Line I.C.12 above):		$______

	C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B):		____ to 1

		Maximum permitted:[1]		___ to 1.0

III.
Section 7.11 (c) - Secured Leverage Ratio.

A.
Secured Indebtedness for Subject Period:				_______

B.
Consolidated EBITDA for Subject Period (Line I.C.12 above):				_______

C.
Secured Leverage Ratio (Line III.A ÷ Line III.B):				_______

Maximum permitted:				1.25 to 1.0

Exhibit A-3

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated Net Income
(in accordance with the definition of Consolidated Net Income as set forth in the Agreement)

Consolidated Net Income	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Twelve Months Ended __________
Net income (or loss)
- Extraordinary or non-recurring gains (losses)
- Undistributable net income of Subsidiaries
- Gains (or losses) attributable to Dispositions (other than in the ordinary course of business)
- Income of Persons that are not Subsidiaries to the extent not distributed in cash to the Borrower or a Subsidiary
= Consolidated Net Income

Exhibit A-4

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Twelve Months Ended __________
Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation expense
+ amortization expense
+ stock-based compensation expenses
+ fees and expenses associated with the Transactions
+ fees and expenses incurred in connection with any merger, acquisition or joint venture or Disposition (not to exceed $1.0 million)
+ non-recurring non-cash expenses
- income tax credits
- non-cash income
= Consolidated EBITDA

Exhibit A-5

EXHIBIT B

See attached.

Exhibit B-1

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

SALEM COMMUNICATIONS CORPORATION:

Salem Communications Corporation

4880 Santa Rosa Road

Camarillo, CA  93012

Attention:  Christopher J. Henderson,

Vice President and General Counsel

Tel:

805-987-0400 ext. 1010

Fax:

805-383-4355

Email:

chrish@salem.cc

Website Address: www.salem.cc

U.S. Taxpayer Identification Number:  77-0121400

With a copy to:

Salem Communications Corporation

4880 Santa Rosa Road

Camarillo, CA  93012

Attention:  Evan D. Masyr,

Senior Vice President and Chief Financial Officer

Tel:

805-384-4512

Fax:

805-383-4340

Email:

evanm@salem.cc

ADMINISTRATIVE AGENT, SWINGLINE LENDER, L/C ISSUER:

Administrative Agent’s Office

(for all Notices, Payments and Requests for Credit Extensions):

Wells Fargo Bank, National Association

Ventura/Santa Barbara Commercial Banking Office

601 E. Daily Drive, Suite 110

Camarillo, CA  93010

Attention:  Patrick Bishop, Vice President

Tel:

805-383-7138

Fax:

855-478-2458

Email:

bishoppa@wellsfargo.com

Account No. 0262834954

Ref:  Salem Communications Corporation

ABA # 121000248

Footnotes

1 Insert the appropriate maximum Consolidated Leverage Ratio set forth opposite the relevant Statement Date in the table below:

Statement Date	Consolidated Leverage Ratio
December 31, 2011	6.50 to 1.00
March 31, 2012	6.25 to 1.00
June 30, 2012	6.25 to 1.00
September 30, 2012	6.25 to 1.00
December 31, 2012	6.25 to 1.00
March 31, 2013	6.00 to 1.00
June 30, 2013	6.00 to 1.00
September 30, 2013	6.00 to 1.00
December 31, 2013	6.00 to 1.00
March 31, 2014	5.50 to 1.00
June 30, 2014	5.50 to 1.00
September 30, 2014	5.50 to 1.00
December 31, 2014	5.50 to 1.00

Exhibit B-2